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                                                                     EXHIBIT 1.1


                                 724 SOLUTIONS INC.

                                   COMMON SHARES


                               UNDERWRITING AGREEMENT


                                                                 January  , 2000


CREDIT SUISSE FIRST BOSTON CORPORATION,
  As Representative of the Several U.S. Underwriters,
    Eleven Madison Avenue,
      New York, N.Y. 10010-3629


Dear Sirs:


     1. INTRODUCTORY. 724 SOLUTIONS INC., a company incorporated under the laws of the Province of Ontario, Canada ("COMPANY"), proposes to issue and sell to the several U.S. Underwriters named in Schedule A hereto ("U.S. UNDERWRITERS") for whom Credit Suisse First Boston Corporation ("CSFBC") is acting as U.S. representative ("U.S. REPRESENTATIVE"), [number of common shares] ("U.S. FIRM SECURITIES") of its common shares ("SECURITIES").

     It is understood that the Company is concurrently entering into an Underwriting Agreement, dated the date hereof ("CANADIAN UNDERWRITING AGREEMENT"), whereby the Company proposes to issue and sell to the several Canadian underwriters named in Schedule B hereto ("CANADIAN UNDERWRITERS"), for whom Nesbitt Burns Inc. is acting as representative ("CANADIAN REPRESENTATIVE"), Securities ("CANADIAN FIRM SECURITIES") in Canada. The U.S. Underwriters and the Canadian Underwriters are hereinafter called the "UNDERWRITERS".

     In addition, as set forth below, the Company proposes to issue and sell
(i) to the U.S. Underwriters, at the option of the U.S. Underwriters, an
aggregate of not more than     additional Securities ("U.S. OPTIONAL
SECURITIES") and (ii) to the Canadian Underwriters, at the option of the
Canadian Underwriters, an aggregate of not more than     additional Securities
("CANADIAN OPTIONAL SECURITIES"). The U.S. Firm Securities and the U.S. Optional Securities are hereinafter called the "U.S. SECURITIES"; the Canadian Firm Securities and the Canadian Optional Securities are hereinafter called the "CANADIAN SECURITIES"; the U.S. Firm Securities and the Canadian Firm Securities are hereinafter called the "FIRM SECURITIES"; the U.S. Optional Securities and the Canadian Optional Securities are hereinafter called the "OPTIONAL SECURITIES"; and the U.S. Securities and the Canadian Securities are collectively referred to as the "OFFERED SECURITIES". To provide for the coordination of their activities, the U.S. Underwriters and the Canadian Underwriters have entered into an Inter-syndicate Agreement which permits them, among other things, to sell the Offered Securities to each other for purposes of resale.

     The Company hereby agrees with the several U.S. Underwriters as follows:

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the several U.S. Underwriters that:

          (a) A registration statement (No. 333-90143) relating to the Offered Securities, including a form of prospectus relating to the U.S. securities and a form of prospectus relating to the Canadian

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      Securities, has been filed with the Securities and Exchange Commission
     ("COMMISSION") and either (i) has been declared effective under the Securities Act of 1933 ("ACT") and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If such registration statement ("INITIAL REGISTRATION STATEMENT") has been declared effective, either (i) an additional registration statement ("ADDITIONAL REGISTRATION STATEMENT") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("RULE 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or
     (ii) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and, upon such filing, the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("RULE 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "EFFECTIVE TIME" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (i) if the Company has advised the U.S. Representative that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (ii) if the Company has advised the U.S. Representative that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the U.S. Representative that it proposes to file one, "EFFECTIVE TIME" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "EFFECTIVE DATE" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("RULE 430A(b)") under the Act, is hereinafter referred to as the "INITIAL REGISTRATION STATEMENT". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "ADDITIONAL REGISTRATION STATEMENT". The Initial Registration Statement and the Additional Registration Statement are herein referred to collectively as the "REGISTRATION STATEMENTS" and individually as a "REGISTRATION STATEMENT". The form of prospectus relating to the U.S. Securities and the form of prospectus relating to the Canadian Securities, each as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(b)") under the Act or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the "U.S. PROSPECTUS". The Company also has prepared and filed with the Canadian securities regulatory authorities of all of the provinces of Canada a prospectus relating to the Canadian Securities ("CANADIAN PROSPECTUS"). The Canadian Prospectus is substantially the same as the form of U.S. Prospectus, except as described in the Registration Statement; the U.S. Prospectus and the Canadian Prospectus in their respective forms first used to confirm sales of the Offered Securities are hereinafter collectively referred to as the "PROSPECTUSES". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

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          (b)  If the Effective Time of the Initial Registration Statement is
     prior to the execution and delivery of this Agreement: (i) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of each of the Prospectuses pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectuses are included, each Registration Statement and each of the Prospectuses will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and each of the Prospectuses will conform in all material respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or either of the Prospectuses based upon written information furnished to the Company by any Underwriter through the U.S. Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in
     Section 7(b) hereof.

          (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Province of Ontario, Canada, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectuses; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or other), business or results of operations of the Company and its subsidiaries taken as a whole ("Material Adverse Effect").

          (d) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

          (e) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement and the Canadian Underwriting Agreement on each Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectuses; and the stockholders of the Company have no preemptive rights with respect to the Securities.

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          (f)  Except as disclosed in the Prospectuses and except for the agreement between the Company and Coxswain Row Capital Corporation dated August 18, 1999, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any U.S. Underwriter or Canadian Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

          (g) Except as disclosed in the Prospectuses, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

          (h) The Offered Securities have been approved for listing on the Nasdaq Stock Market's National Market and the Toronto Stock Exchange subject to notice of issuance.

          (i) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Canadian Underwriting Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and under the Securities Act of 1934, as amended, the approval of the National Association of Securities Dealers, Inc. with respect to its review of the fairness of the underwriting arrangements relating to this Agreement, and such as may be required under state or provincial securities laws and except for such consents, approvals, authorizations, orders or filings the failure of which to obtain would not have a Material Adverse Effect.

          (j) Except as disclosed in the Prospectuses, under current laws and regulations of Canada and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Securities may be paid by the Company to the holder thereof in United States dollars or Canadian dollars that may be converted into foreign currency and freely transferred out of Canada and all such payments made to holders thereof or therein who are non-residents of Canada will not be subject to income, withholding or other taxes under laws and regulations of Canada or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Canada or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Canada or any political subdivision or taxing authority thereof or therein.

          (k) The execution, delivery and performance of this Agreement and the Canadian Underwriting Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any material agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject (with such exceptions as would not have a Material Adverse Effect), nor will such action result in any violation of the articles or by-laws of the Company or any such subsidiary. The Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement and the Canadian Underwriting Agreement, respectively.

          (l) This Agreement and the Canadian Underwriting Agreement have been duly authorized, executed and delivered by the Company.

          (m) Except as disclosed in the Prospectuses, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects of title that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectuses, the

     Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

          (n) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except for such certificates, authorities or permits the failure of which to possess would not have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (o) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

          (p) Except as disclosed in the Prospectuses, to the Company's knowledge, the Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect. The discoveries, inventions, products or processes of the Company referred to in the Prospectuses do not, to the Company's knowledge, infringe or conflict with any intellectual property right of any third party, where such infringement or conflict could have a Material Adverse Effect.

          (q) Except as disclosed in the Prospectuses, there are no pending actions, suits or proceedings against or, to the Company's knowledge, affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Canadian Underwriting Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

          (r) The financial statements included in each Registration Statement and the Prospectuses present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and except as otherwise disclosed in the Prospectuses such financial statements have been prepared in conformity with the generally accepted accounting principles in Canada, applied on a consistent basis; the supporting schedules included in each Registration Statement present fairly the information stated therein; and the assumptions used in preparing the pro forma financial statements included in each Registration Statement and the Prospectuses provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

          (s) Except as disclosed in the Prospectuses, since the date of the latest audited financial statements included in the Prospectuses there has been no material adverse change, nor, to the Company's knowledge, any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectuses, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (t) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectuses, will not be an "investment company" as defined in the Investment Company Act of 1940.

          (u) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes and the Company agrees to comply with such Section if prior to the completion of the distribution of the Offered Securities it commences doing such business.

          (v) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets.

          (w) The Company has reviewed its operations and that of its subsidiaries to evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be affected by the year 2000 problem (that is, any significant risk that computer hardware or software applications used by the Company and its subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000); as a result of such review, the Company has no reason to believe, and does not believe, that there are any issues related to the Company's preparedness to address the year 2000 problem that are of a character required to be described or referred to in the Registration Statement or Prospectuses which have not been accurately described in the Registration Statement or Prospectuses; and the Company has implemented year 2000 awareness procedures with its employees, customers and licensors.

          (x) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties.

     3. PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the U.S. Underwriters, and the U.S. Underwriters agree, severally and not
jointly, to purchase from the Company, at a purchase price of U.S.$     per
share, the respective numbers of shares of U.S. Firm Securities set forth opposite the names of the U.S. Underwriters in Schedule A hereto.

     The Company will deliver the U.S. Firm Securities to the U.S. Representative for the accounts of the U.S. Underwriters, against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to CSFBC drawn to the order of the Company at the office of Goodman Phillips & Vineberg, at 10:00 A.M., New York time, on ___________________________, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "FIRST CLOSING DATE". For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the U.S. Offering and the Canadian Offering. The certificates for the U.S. Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFBC requests and will be made available for checking and packaging by the U.S. Representative at least 24 hours prior to the First Closing Date.

     In addition, upon written notice from CSFBC given to the Company from time to time not more than 30 days subsequent to the date of the Prospectuses, the U.S. Underwriters may purchase all or less than all of the U.S. Optional Securities at the purchase price per Security to be paid for the U.S. Firm Securities. The U.S. Optional Securities to be purchased by the U.S. Underwriters on any Optional Closing Date (as defined herein) shall be in the same proportion to all the Optional Securities to be purchased by the Underwriters on such Optional Closing Date as the U.S. Firm Securities bear to all the Firm Securities. The Company agrees to sell to the U.S. Underwriters such U.S. Optional Securities and the U.S. Underwriters agree, severally and not jointly, to purchase such U.S. Optional Securities. Such U.S. Optional Securities shall be purchased for the account of each U.S. Underwriter in the same proportion as the number of shares of U.S. Firm Securities set forth opposite such U.S. Underwriter's name bears to the total amount of U.S. Firm Securities set forth opposite such U.S. Underwriter's name bears to the total number of shares of U.S. Firm Securities (subject to adjustment by CSFBC to eliminate fractions) and may be purchased by the

U.S. Underwriters only for the purpose of covering over-allotments made in connection with the sale of the U.S. Firm Securities. No Optional Securities shall be sold or delivered unless the U.S. Firm Securities and the Canadian Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the U.S. Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC on behalf of the U.S. Underwriters to the Company. It is understood that CSFBC is authorized to make payment for and accept delivery of such Optional Securities on behalf of the U.S. Underwriters pursuant to the terms of CSFBC's instructions to the Company.

     Each time for the delivery of and payment for the U.S. Optional Securities, being herein referred to as an "OPTIONAL CLOSING DATE", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by CSFBC but shall be not later than five full business days after written notice of election to purchase U.S. Optional Securities is given. The Company will deliver the U.S. Optional Securities being purchased on each Optional Closing Date to the U.S. Representative for the accounts of the several U.S. Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account drawn to the order of the Company, at the office of Goodman Phillips & Vineberg. The certificates for the U.S. Optional Securities will be in definitive form, in such denominations and registered in such names as CSFBC requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging by the U.S. Representative not later than 10:00 am on the last business day prior to such Optional Closing Date.

     4. OFFERING BY UNDERWRITERS. It is understood that the several U.S. Underwriters propose to offer the Offered Securities for sale to the public as set forth in the U.S. Prospectus.

     5. CERTAIN AGREEMENTS OF THE COMPANY. The Company agrees with the several U.S. Underwriters that:

               (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file each of the Prospectuses with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFBC, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.

               The Company will advise CSFBC promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time either Prospectus is printed and distributed to any U.S. Underwriter or Canadian Underwriter, or will make such filing at such later date as shall have been consented to by CSFBC.

               (b) The Company will advise CSFBC promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or either of the related prospectuses or the Initial Registration Statement, the Additional Registration Statement (if any) or either of the Prospectuses and will not effect any such amendment or supplementation to which CSFBC reasonably objects without CSFBC's prior consent; and the Company will also advise CSFBC promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or either of the Prospectuses and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its reasonable efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

               (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any U.S. Underwriter, Canadian Underwriter or dealer, any event occurs as a result of which either or both of the Prospectuses as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend either or both of the Prospectuses to comply with the Act, the Company will promptly notify CSFBC of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFBC's consent to, nor the U.S. Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
          Section 6.

               (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "AVAILABILITY DATE" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "AVAILABILITY DATE" means the 90th day after the end of such fourth fiscal quarter.

               (e) The Company will furnish to the U.S. Representative copies of the Registration Statement which will contain manual signatures and will include all exhibits, each related preliminary prospectus relating to the U.S. Securities, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any U.S. Underwriter or dealer, the U.S. Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFBC requests. The U.S. Prospectus shall be so furnished on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the U.S. Underwriters all such documents.

               (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC reasonably requests and will continue such qualifications in effect so long as required for the distribution.

               (g) During the period of five years from the Effective Date of the Initial Registration Statement, the Company will furnish to the U.S. Representative and, upon request, to each of the other U.S. Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year.

               (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (not including fees and disbursements of the Underwriters' counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States as CSFBC reasonably requests and the printing of memoranda relating thereto, for the filing fee incident to, and the reasonable fees and disbursements of counsel to the U.S. Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. of the Offered Securities, and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectuses (including any amendments and supplements thereto) to the U.S. Underwriters.

               (i) The Company will indemnify and hold harmless the U.S. Underwriters against any documentary, stamp or similar issuance tax, including any interest and penalties, on the creation, issuance and sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the

          Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

               (j) For a period of 180 days after the date of the initial public offering of the Offered Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, in each case without the prior written consent of CSFBC, except issuances of Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, and issuances of Securities pursuant to the exercise of such options. Notwithstanding the foregoing, the Company may file a registration statement on Form S-8 (or any successor form) to register its Common Shares that are reserved for issuance under its share option plans, and may issue shares of its capital stock in any bona fide acquisition transaction involving the purchase of any company, business or technologies.

     6. CONDITIONS OF THE OBLIGATIONS OF THE U.S. UNDERWRITERS. The obligations of the several U.S. Underwriters to purchase and pay for the U.S. Firm Securities on the First Closing Date and the U.S. Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

               (a) The U.S. Representative shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of KPMG LLP, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

               (i) in their opinion the financial statements and schedules examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

               (ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Prospectuses;

                    (B) for the period from the closing date of the latest income statement included in the Prospectuses to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectuses, in consolidated revenue, gross profit, or in total or per share amounts of consolidated net income (loss), except in all cases set forth in clause (A) above for changes, increases or decreases which the Prospectuses disclose have occurred or may occur or which are described in such letter;

                    (C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Prospectuses; or

                    (D) for the period from the closing date of the latest income statement included in the Prospectuses to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectuses, in consolidated revenue, gross profit, or in total or per share amounts of consolidated net income (loss), except in all cases set forth in clauses (A), (B) and (C) above for changes, increases or decreases which the Registration Statement and the Prospectuses disclose have occurred or may occur or which are described in such letter; and

               (iii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter; and

               (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

          For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "REGISTRATION STATEMENTS" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration is subsequent to such execution and delivery, "REGISTRATION STATEMENTS" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and
          (iii) "PROSPECTUSES" shall mean the prospectuses included in the Registration Statements.

               (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later time and date as shall have been consented to by CSFBC. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time either Prospectus is printed and distributed to any U.S. Underwriter or Canadian Underwriter, or shall have occurred at such later date as shall have been consented to by CSFBC. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, each of the Prospectuses shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the U.S. Representative, shall be contemplated by the Commission.

               (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the U.S. Underwriters including the U.S. Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the U.S. Securities; (ii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, the NASDAQ National Market or The Toronto Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iii) any banking moratorium declared by U.S. Federal, New York or Canadian federal or provincial authorities; or (iv) any outbreak or escalation of major hostilities in which the United States or Canada is involved, any declaration of war by Congress, the Canadian Prime Minister and/or Parliament or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the U.S. Underwriters including the U.S. Representative, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the U.S. Securities.

               (d) The U.S. Representative shall have received an opinion, dated such Closing Date, of Morrison & Foerster LLP, United States counsel for the Company, to the effect that:

                    (i) Except as set forth in the Registration Statement and the Prospectuses, no holders of the Company's common shares or other securities have registration rights with respect to securities of the Company and, except as set forth in the Registration Statement and the Prospectuses, all holders of securities of the Company having rights to registration of such common shares or other securities because of the filing of the Registration Statement by the Company have, with respect to the offering contemplated thereby, waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement;

                    (ii) The Company is not, and will not become, as a result of the consummation of the transactions contemplated by the Underwriting Agreements, and the application of the net proceeds therefrom as described in the Prospectuses, an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                    (iii) No authorization, approval, consent or order of, or filing with, any governmental authority or agency or any court is required in connection with the transactions contemplated by this Agreement, except such as have been obtained and made under the Act and such as may be required under state securities laws or blue sky laws in connection with the purchase and distribution of the Offered Securities by the several Underwriters;

                    (iv) The execution and delivery of the Underwriting Agreements and the performance by the Company of their terms do not violate or result in a violation of any judgment, order or decree of any court or arbiter, to which the Company is a party, and to our knowledge after reasonably investigation, will not constitute a material breach of the terms, conditions or provisions of or constitute a default under any contract, undertaking, indenture or other agreement by which the Company is now bound or to which it is now a party that is described in the certificate of an officer of the Company, a copy of which is attached to such opinion;

                    (v) The Registration Statement has become effective under the Act, and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued or any proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                    (vi) This Agreement and the Canadian Underwriting Agreement have been duly executed and delivered by the Company;

                    (vii) 724 Solutions Corp. (the "U.S. Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business. The U.S Subsidiary is duly qualified to transact business as a foreign corporation in the State of California; all of the issued and outstanding capital stock of the U.S Subsidiary is owned by the Company, and to the best of such counsel's knowledge, free and clear of any security interest, claim, lien, encumbrance and or adverse interest;

                    (viii) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable federal law of the United States or the laws of the State of New York;

                    (ix) The information in the Prospectuses under the captions "Certain Transactions," "Shares Eligible for Future Sale - U.S. Resale Restrictions," and "Consequences - U.S. Federal Income Tax Considerations," to the extent that such information constitutes matters of law or legal conclusions is a fair summary in all material respects of such matters and conclusions;

                    (x) To such counsel's knowledge, there are no material pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company, other than such actions, suits or proceedings as are described in the Prospectuses. There is no contract or other document known to such counsel of a character required to be described in the Prospectuses or to be filed as an exhibit to the Registration Statement that is not described or filed as required; and

                    (xi) such counsel shall state that it has participated in conferences with the Underwriters' representatives and with representatives of the Company and its accountants concerning the Registration Statement and the Prospectuses and have considered the matters required to be stated therein and the statements contained therein, although it has not independently verified the accuracy, completeness or fairness of such statements, and that, based upon and subject to the foregoing, nothing has come to such counsel's attention that leads such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectuses, at the time they were filed with the Commission pursuant to Rule 424 (b) under the Act or as of the date of such opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel shall not be required to make any comment with respect to the financial statements, supporting schedules, footnotes, and other financial information contained in the Registration Statement or the Prospectuses).

               In rendering such opinion, Morrison & Foerster LLP may rely as to all matters governed by Canadian law upon the opinion of Goodman Phillips & Vineberg.

               (e) The U.S. Representative shall have received an opinion, dated such Closing Date, of each of Osler, Hoskin & Harcourt, Canadian counsel to the Underwriters, and Goodman Phillips & Vineberg, Canadian counsel for the Company, to the effect that:

                    (i) The Company has been duly incorporated and is an existing corporation under the laws of the Province of Ontario, Canada, with corporate power and authority to own its properties and conduct its business as described in the Prospectuses; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification;

                    (ii) The Offered Securities delivered on such Closing Date and all other outstanding common shares of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectuses; and the shareholders of the Company have no preemptive or similar rights arising under
               (A) any Canadian or Province of Ontario statute, rule or regulation with respect to the Securities or (B) the articles, by-laws or agreement of the Company once shares have been issued pursuant to a final prospectus for which a receipt is issued by a securities commission or similar regulatory body in Canada and/or pursuant to an effective registration statement filed with the Commission;

                    (iii) The statements (A) in the Prospectuses under the captions and Prospectus in "Risk Factors - Our product contains encryption technology whose export is restricted by U.S. and Canadian Law," "Certain Transactions," "Shares Eligible for Future Sale - Canadian Resale Restrictions and Escrowed Securities," "Income Tax Consequences - Canadian Federal Income Tax Considerations" and (B) in the Registration Statement in Item 15 are accurate in all material respects;

                    (iv) The Company holds all material licenses, certificates and permits from federal governmental authorities in Canada and provincial authorities in the Province of Ontario which are necessary to the conduct of its business;

                    (v) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court of Canada or the Province of Ontario is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the U.S. Offered Securities by the Company;

                    (vi) The execution, delivery and performance of this Agreement and the Canadian Underwriting Agreement and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (A) any Canadian or Province of Ontario statute, rule, regulation or order of any governmental agency or body or any court of Canada or the Province of Ontario having jurisdiction over the Company or any subsidiary of the Company formed under the laws of Canada or the Province of Ontario or any of their properties or (B) the articles or by-laws of the Company or any such subsidiary, and the Company has full corporate power and authority to own its properties and conduct its business as described in the Prospectus and to authorize, issue and sell the Offered Securities as contemplated by this Agreement and the Canadian Underwriting Agreement;

                    (vii) Each subsidiary of the Company which is incorporated under the laws of Canada or the Province of Ontario has been duly incorporated and is an existing corporation under such laws of Canada or the Province of Ontario, as the case may be, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                    (viii) Except as disclosed in the Prospectuses, under current Canadian federal or Ontario provincial laws and regulations, all dividends and other distributions declared and payable on the Offered Securities may be paid by the Company to the holder thereof in United States dollars or Canadian Dollars that may be converted into foreign currency and freely transferred out of Canada and all such payments made to holders thereof or therein who are non-residents of Canada will not be subject to income, withholding or other taxes under Canadian federal or

               Ontario provincial laws and regulations thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Canada and without the necessity of obtaining any Canadian federal or Ontario provincial governmental authorization;

                    (ix) to the best of such counsel's knowledge, there are no legal or governmental proceedings in Canada pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Prospectuses and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Prospectuses;

                    (x) This Agreement and the Canadian Underwriting Agreement has been duly authorized, executed and delivered by the Company;

                    (xi) A court of competent jurisdiction in the Province of Ontario (a "CANADIAN COURT") would give effect to the choice of the laws of New York State ("NEW YORK STATE LAW") as the proper law governing the enforcement of this Agreement, provided that such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction) and provided that such choice of law is not contrary to public policy as that term is understood under the laws of the Province of Ontario and the federal laws of Canada applicable therein by Canadian courts. To the best of such counsel's knowledge, the choice of New York State Law as the proper law governing the enforcement of this Agreement is not contrary to public policy, as such term is understood under the laws of the Province of Ontario and the federal laws of Canada applicable therein;

                    (xii) If this Agreement is sought to be enforced in the Province of Ontario in accordance with the laws applicable thereto as chosen by the parties, namely New York State Law, a Canadian Court would recognize the choice of New York State Law and, upon appropriate evidence as to such law being specifically pleaded and proved, apply such law, subject to the following qualifications:

                              (a) the qualifications in the paragraph above regarding the validity of the choice of New York State Law as the governing law;

                              (b) in the matters of procedures, the laws of the Province of Ontario will be applied; and

                              (c) a Canadian Court has an inherent power to decline to hear such an action if it is contrary to public policy, as such term is understood under the laws of the Province of Ontario and the federal laws of Canada applicable therein, for it to do so, or if it is not the proper forum to hear such action, or if concurrent proceedings are being brought elsewhere.

               To the best of such counsel's knowledge, none of the provisions of this Agreement are contrary to public policy, as such term is understood under the laws of the Province of Ontario and the federal laws of Canada applicable therein, except that rights of indemnity and contribution under this Agreement may be contrary to public policy;

                    (xiii) A Canadian Court would enforce a final and conclusive judgment IN PERSONAM of a federal or state court sitting in the Borough of Manhattan, the City of New York, New York (a "NEW YORK COURT") that is subsisting and unsatisfied respecting the enforcement of this Agreement which is not impeachable as void or voidable under New York State Law, for a sum certain if:

                                   (a)    the court rendering such judgment has
                            jurisdiction over the judgment debtor, as recognized by Canadian Courts (and submission by the Company to the jurisdiction of New York pursuant to this Agreement will be sufficient for this purpose);

                                   (b)    such judgment was not obtained by
                            fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of the Province of Ontario and the federal laws of Canada applicable therein;

                                   (c)    the enforcement of such judgment does
                            not constitute, directly or directly, the enforcement of foreign revenue or penal laws; and

                                   (d)    there has been compliance with the
                            LIMITATIONS ACT (Ontario), which provides that any action to enforce a foreign judgment must be commenced within six years of the date of the foreign judgment;

                    except that a Canadian Court may avoid the enforcement of judgments relating to the rights of indemnity and contribution under this Agreement as being contrary to public policy. In such counsel's opinion, there is some doubt as to the enforceability in Canada, against the Company or against any of the respective directors, officers and experts who are not residents of the United States, by a court in original actions or in actions to enforce judgments of United States courts, of civil liabilities predicated solely upon United States federal securities laws; and

                           (xiv) In an action on a final and conclusive judgment IN PERSONAM of a New York Court that is not impeachable as void or voidable under New York State Law, a Canadian Court would not refuse to give effect to the appointment by the Company of CT Corporation System, New York, New York, as its agent for service in the United States under this Agreement and to the provision in this Agreement whereby the Company has submitted to the non-exclusive jurisdiction of a New York Court.

                    (f) The U.S. Representative shall have received from Shearman & Sterling, United States counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectuses and other related matters as the U.S. Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they shall reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Shearman & Sterling may rely as to the incorporation of the Company and all other matters governed by Canadian law upon the opinion of Osler Hoskin and Harcourt referred to above.

                    (g) The U.S. Representative shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct as of such Closing Date; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time either Prospectus was printed and distributed to any U.S. Underwriter or Canadian Undewriter; and, subsequent to the date of the most recent financial statements in the Prospectuses, there has been no material adverse change, nor, to the Conpany's knowledge, any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectuses.

                    (h) The U.S. Representative shall have received a letter, dated such Closing Date, from KPMG LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to such Closing Date for the purposes of this subsection.

                    (i) The U.S. Representative shall have received written agreements in the form of Schedule C hereto (collectively, "LOCK-UP AGREEMENTS") from the holders of substantially all of its outstanding Securities, and all securities convertible into or exercisable or exchangeable for Securities, including all of the Company's principal stockholders.

                    (j) The U.S. Representative shall have received such other documents and certificates as are reasonably requested by it or its counsel.

                    (k) On such Closing Date, the Canadian Underwriters shall have purchased the Canadian Firm Securities or the Canadian Optional Securities, as the case may be, pursuant to the Canadian Underwriting Agreement.

The Company will furnish the U.S. Representative with such conformed copies of such opinions, certificates, letters and documents as the U.S. Representative reasonably requests. CSFBC may in its sole discretion waive on behalf of the U.S. Underwriters compliance with any conditions to the obligations of the U.S. Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

     7.   INDEMNIFICATION AND CONTRIBUTION.

               (a) The Company will indemnify and hold harmless each U.S. Underwriter, its partners, directors and officers and each person, if any, who controls such U.S. Underwriter within the meaning of
          Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such U.S. Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each U.S. Underwriter for any legal or other expenses reasonably incurred by such U.S. Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the U.S. Representative specifically for use therein, it being understood and agreed that the only such information furnished by any U.S. Underwriter consists of the information described as such in subsection (b) below, and provided further, that with respect to any untrue statement in or omission from any preliminary prospectus the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damages or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the U.S. Prospectus (as then amended or supplemented) if the Company had previously furnished copies thereof to such Underwriter.

               Insofar as the foregoing indemnity agreement, or the representations and warranties contained in Section 2(b), may permit indemnification for liabilities under the Act of any person who is a U.S.

          Underwriter or a partner or controlling person of an Underwriter within the meaning of Section 15 of the Act and who, at the date of this Agreement, is a director, officer or controlling person of the Company, the Company has been advised that in the opinion of the Commission such provisions may contravene Federal public policy as expressed in the Act and may therefore be unenforceable. In the event that a claim for indemnification under such agreement or such representations and warranties for any such liabilities (except insofar as such agreement provides for the payment by the Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such a person, the Company will submit to a court of appropriate jurisdiction (unless in the opinion of counsel for the Company the matter has already been settled by controlling precedent) the question of whether or not indemnification by it for such liabilities is against public policy as expressed in the Act and therefore unenforceable, and the Company will be governed by the final adjudication of such issue.

               (b) Each U.S. Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the U.S. Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriters consists of (i) the following information in the U.S. Prospectus furnished on behalf of each U.S. Underwriter: the legend concerning dealer delivery obligations on the inside front cover page; (ii) the following information in the Prospectuses furnished under the caption "Underwriting" on behalf of each Underwriter: the description of the intersyndicate agreement between the U.S. Underwriters and the Canadian Underwriters, the concession and reallowance figures appearing in the 6th paragraph, the information contained in the ninth, 14th, 15th, 16th and 18th paragraphs; and
          (iii) the information in the 17th paragraph furnished by Thomas Weisel Partners LLC.

               (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under paragraphs (a) or (b) if the party to whom notice was not given was materially prejudiced by the failure to give such notice. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

               (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the U.S. Underwriters on the other from the offering of the U.S. Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the U.S. Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the U.S. Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the U.S. Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investgating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The U.S. Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

               (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any U.S. Underwriter; and the obligations of the U.S. Underwriters under this Section shall be in addition to any liability which the respective U.S. Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     8. DEFAULT OF U.S. UNDERWRITERS. If any U.S. Underwriter or U.S. Underwriters default in their obligations to purchase U.S. Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of U.S. Securities that such defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of U.S. Securities that the U.S. Underwriters are obligated to purchase on such Closing Date, CSFBC may make arrangements satisfactory to the Company for the purchase of such U.S. Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting U.S. Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the U.S. Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any U.S. Underwriter or Underwriters so default and the aggregate number of shares of U.S. Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of U.S. Securities that the U.S. Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBC and the Company for the purchase of such U.S. Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting U.S. Underwriter or the Company, except as provided in Section 9 (provided that if such default occurs with respect to U.S. Optional Securities after the First Closing Date, this Agreement will not terminate as to the U.S. Firm Securities or any U.S. Optional Securities purchased prior to such termination). As used in this Agreement, the term "U.S. Underwriter" includes any person substituted for a U.S. Underwriter under this Section. Nothing herein will relieve a defaulting U.S. Underwriter from liability for its default.

     9. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several U.S. Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any U.S. Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the U.S. Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the U.S. Securities by the U.S. Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the U.S. Underwriters pursuant to Section 7 shall remain in effect, and if any U.S. Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the U.S. Securities by the U.S. Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(c), the Company will reimburse the U.S. Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the U.S. Securities.

     10. NOTICES. All communications hereunder will be in writing and, if sent to the U.S. Underwriters, will be mailed, delivered or telegraphed and confirmed to the U.S. Representative, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Investment Banking Department Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 4101 Yonge Street, Suite 702, Toronto, ON M2P IN6,
Attention: Christopher Erickson, with a copy to Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104, Attention: Mark L. Mandel, Esq., provided, however, that any notice to a U.S. Underwriter pursuant to
Section 7 will be mailed, delivered or telegraphed and confirmed to such U.S. Underwriter.

     11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder. No purchaser of any of the Offered Securities from any Underwriter shal be deemed a successor or assign solely by reason of such purchase.

     12. REPRESENTATION OF U.S. UNDERWRITERS. The U.S. Representative will act for the several U.S. Underwriters in connection with this financing, and any action under this Agreement taken by the U.S. Representative shall bind all the U.S. Underwriters.

     13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company has appointed CT Corporation System, 111 8th Avenue, New York, NY 10011, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 10, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of five years from the date of this Agreement.

     The obligation of the Company in respect of any sum due to any U.S. Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such U.S. Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such U.S. Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such U.S. Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such U.S. Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such U.S. Underwriter hereunder, such U.S. Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such U.S. Underwriter hereunder.

     If the foregoing is in accordance with the U.S. Representative's understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several U.S. Underwriters in accordance with its terms.

                                        Very truly yours,

                                        724 SOLUTIONS INC.

                                        By
                                            Name:
                                            Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

          CREDIT SUISSE FIRST BOSTON CORPORATION


          By  __________________________________
               Name:
               Title:

          Acting on behalf of itself and as the
           U.S. Representative of the several U.S. Underwriters:
             Credit Suisse First Boston Corporation
             Banc Boston Robertson Stephens Inc.
             Thomas Weisel Partners LLC

                                    SCHEDULE A



                                                 NUMBER OF
                UNDERWRITER                 U.S. FIRM SECURITIES
                -----------                 --------------------
 Credit Suisse First Boston Corporation
 FleetBoston Robertson Stephens Inc.
 Thomas Weisel Partners

                Total

                                     SCHEDULE B



                                                              NUMBER OF
                     UNDERWRITER                       CANADIAN FIRM SECURITIES
                     -----------                       ------------------------
Nesbitt Burns Inc.  .................................
RBC Dominion Securities Inc.
Credit Suisse First Boston Securities Canada Inc. ...
               Total  ...............................
                                                            ==============

                                    SCHEDULE C


                            [form of lock-up agreement]